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                                                                    EXHIBIT 99.1

                                                          [LIGHTFIRST INC. LOGO]
                                                                 LightFirst Inc.



                                STOCK ORDER FORM
                         (Instructions on Reverse Side)


DEADLINE AND DELIVERY
                                                     ---------------------------
EXPIRATION DATE: 10:00 a.m., New York time, on       FOR INTERNAL USE
________, 2003, unless extended. This original
Stock Order Form, properly executed and with full    Date Rec'd_________________
payment, must be received (not postmarked) by our
Escrow Agent by this deadline. Stock Order Forms     Batch No.______
received after this deadline will not be honored.
Delivery will be accepted by the return envelope     Order No._______
provided, or by overnight delivery to the address
on the reverse side of this Form.                    ---------------------------


      PHOTOCOPIES AND FACSIMILES OF STOCK ORDER FORMS WILL NOT BE ACCEPTED.
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        YOU MUST PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS.
        ----------------------------------------------------------------

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(1)  SHARES REQUESTED
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        NUMBER OF SHARES            PRICE PER SHARE             AMOUNT DUE

                              X                          =
        ----------------            ---------------             ----------

(100 share minimum. See reverse side for maximum purchase limitations.)


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(2)  METHOD OF PAYMENT (Cash and wires will not be accepted)
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     PAYMENT MUST BE MADE BY CHECK OR MONEY ORDER AND MUST ACCOMPANY THIS ORDER
     FORM. Enclosed is/are personal check(s), bank check(s) or money order(s) payable to "JPMorgan Chase Trust" totaling: $________________

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(3)  PURCHASER INFORMATION (CHECK ONLY ONE BOX)
     Note: If more than one category applies, mark the box beside the category that is shown earliest in the list.
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[ ] City Manager or Community Associate -- You are a participant in the
LightFirst Associate Program, have electronically or physically executed a LightFirst Independent Agent Agreement, and that Agreement is currently in effect.

[ ] Independent Contractor -- You are an independent contractor or a member of the immediate family of an independent contractor working on a part-time basis for LightFirst as part of the Student Internship Program, Call Center Program, or Internet Trainer Program. If you are not the independent contractor, but an immediate family member, write the independent contractor's name and your relationship to that person in the spaces below:

      Independent Contractor's Name: ___________________________

      Relationship: I am the independent contractor's __________________________

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[ ] Customer -- You have an active LightFirst Internet access account.

[ ] Business Relationships. Your are the owner or an employee of a business with which we maintain a relationship, including a business that participates in our Community Directory program.

     Name of Business: _____________________________________

     Your position/relationship to Business (circle one): A. Owner   B. Employee

[ ] Community Member. Your primary residence is located in one of the following Illinois counties: Cook, DuPage, Kane, Kendall, Lake, McHenry, Will.

[ ]  All Others. You do not qualify in any of the above priority categories.

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(4)  LIGHTFIRST DIRECTORS, EXECUTIVE OFFICERS, ASSOCIATES
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[ ] Check here if you are a LightFirst director or executive officer.

[ ] Check here if you are a member of the immediate family of a LightFirst director or executive officer. (See definition on reverse side of this Form.)


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(5) FORM OF STOCK OWNERSHIP (Check One -- See Ownership Definitions on Reverse
    Side).
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[ ] Individual                                   [ ] Corporation
[ ] Joint Tenants                                [ ] Partnership
[ ] Tenants in Common                            [ ] Uniform Transfers to Minors
[ ] Trust (Under Agreement Dated _________)      [ ] Other _____________________

FOR BROKER USE ONLY:       [ ] IRA
Social Security # of Beneficial Owner: __ __ __ - __ __ - __ __ __ __


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(6) STOCK REGISTRATION (PRINT clearly and provide all information, which will be used for stock certificate delivery and future mailings).
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-------------------------------------------    ---------------------------------
(First Name, Middle Initial, Last Name)        (Social Security No./Tax ID No.,
                                               certificate will show only this
                                               number)


-------------------------------------------    ---------------------------------
(First Name, Middle Initial, Last Name)        (Social Security No./Tax ID No.)


-------------------------------------------    ---------------------------------
(Street Address)                               (Daytime Phone Number)


-------------------------------------------    ---------------------------------
(City, State, Zip Code)                        (Evening Phone Number)



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(7)  NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD") AFFILIATION
(CHECK ONLY IF APPLICABLE)
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[ ] Check here if you are a member of the NASD or a person affiliated with an
    NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest.

    I agree 1) not to sell, transfer or hypothecate the stock for period of three months following issuance; and 2) to report this subscription in writing to the applicable NASD member within one day of payment for the stock.

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(8)  ACKNOWLEDGEMENT AND SIGNATURE
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I acknowledge receipt of the Prospectus dated _______, 2003 and that I have read it thoroughly, including the section titled "Risk Factors". The undersigned agrees that after receipt by JPMorgan Chase, this Stock Order Form may not be modified or withdrawn without LightFirst's consent. I certify that the Social Security or Tax ID information and all other information provided hereon are true, correct and complete.


ONE SIGNATURE REQUIRED. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.


----------------------------------------------------
Signature                               Date

----------------------------------------------------
Title (if applicable)

                          ORDER NOT VALID UNLESS SIGNED


 Questions? See reverse side of this form, or call the Stock Information Center at 1-877- LF-OFFER [1-877-536-3337], Mon. - Fri., 9:00 a.m. to 9:00 p.m.,
                                 Central time.



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                          STOCK ORDER FORM INSTRUCTIONS

(1) SHARES REQUESTED -- Indicate the number of shares that you wish to purchase, and indicate the total amount due. The minimum purchase is 100 shares.

(2) METHOD OF PAYMENT -- CHECKS OR MONEY ORDERS: Make personal checks, bank checks or money orders payable to J.P. Morgan. These funds will be held in escrow until the closing of the offering. YOU MAY NOT USE CASH OR WIRE TRANSFERS TO PAY FOR STOCK.

Note: If you want to use funds in a retirement account (such as an IRA or Qualified Plan), please contact the financial institution where the retirement account is located for information on the rules governing your account and on the procedure for obtaining a check to submit along with this order form. Your ability to use retirement account funds for the purchase of shares is determined by the rules governing your account as established by your financial institution and/or regulatory agencies. Accordingly, we cannot guarantee that you will be able to use such funds for the purchase of shares, and you must rely upon the information provided to you by your financial institution to determine the availability of funds for this purpose.

(3) PURCHASER INFORMATION - We are conducting a direct public offering using a system of priority allocation. To the extent that we receive offers to purchase more than the maximum number of shares, we will allocate the shares available to purchasers according to the priorities as set forth on page __ of the Prospectus. The categories listed on the Stock Order Form are listed in order of preference. Therefore, if you fall into more than one category, you should mark the box beside the category that is shown earliest in the list. Consult the following definitions to determine your eligibility in each category.

         City Manager or Community Associate: You have electronically or physically executed a LightFirst Independent Agent Agreement and are an active participant in the LightFirst Associate Program as of the date you submit this order form.

         Independent Contractor: You are, as of the date you submit this order form, an independent contractor or a member of the immediate family of an independent contractor working on a part-time basis for LightFirst as part of the Student Internship Program, Call Center Program, or Internet Trainer Program.

         Customer: You have an active LightFirst dial-up Internet access account as of the date you submit this order form.

         Business Relationships: You are the owner or an employee of a business with which we maintain a relationship, including a business listed in the LightFirst Community Business Directory, as of the date you submit this order form.

         Community Member: As of the date you submit this order form, you live in a community that LightFirst serves. For the purposes of this offering, individuals whose primary residence is located in one of the following Illinois counties are considered part of the "Community Member" category: Cook, DuPage, Kane, Kendall, Lake, McHenry, and Will.

If you do not meet the criteria of any of these categories, mark the box labeled "All Others." See the sections of the Prospectus entitled "Plan of Distribution", beginning on page __, for explanation of purchase priorities in the Offering.

(4) LIGHTFIRST DIRECTORS, EXECUTIVE OFFICERS AND THEIR ASSOCIATES -- If applicable, check the appropriate box. Immediate family members are spouse, parents, siblings and children who live in the same household as the director or executive officer of LightFirst Inc.

(5) FORM OF STOCK OWNERSHIP -- For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations that we will utilize in the issuance of LightFirst



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stock certificates. If you have any questions, please consult your legal advisor. When registering stock, avoid the use of two initials. Use first name, middle initial and last name. Check the one box that applies.

         BUYING STOCK INDIVIDUALLY: Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Avoid using two initials. Omit words that do not affect ownership, such as "Mrs.", "Dr.", "special account", etc. You may not indicate a beneficiary. Upon the individual's death, the stock will be owned by the individual's estate and distributed as indicated by the will or otherwise in accordance with law.

         BUYING STOCK JOINTLY: Two alternatives exist when registering stock in more than one name:

         JOINT TENANTS -- Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares held in this form.

         TENANTS IN COMMON -- Tenants in Common may also be specified to identify two or more owners. When stock is held as Tenants in Common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares.

         BUYING STOCK FOR A MINOR: A minor may acquire stock under the Uniform Transfer to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the registration who is responsible for the investment until the minor reaches legal age (18 or 21 years or age, depending on the state). Only one minor and one custodian may be listed. How to complete Section 6 (Stock Registration) when buying stock for a minor: On the first line, print the first name, middle initial and last name of the custodian; after the name write the initials "CUST. On the second line, print the first name, middle initial and last name of the minor. To the right of the minor's name, indicate his or her Social Security Number ONLY; do not list the custodian's Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A. Doe under the Illinois Uniform Transfer to Minors Act will be abbreviated John P. Doe, CUST Susan A. Doe UTMA-IL.

         BUYING STOCK FOR A CORPORATION/PARTNERSHIP: On the first name line, write the name of the corporation or partnership and list that entity's Tax ID Number.

         BUYING STOCK THROUGH AN IRA: Stock may be purchased using self-directed Individual Retirement Accounts which have the ability to hold the securities, such as at a brokerage firm. Please contact your financial institution for information on the rules governing your account.

         FOR BROKER/TRUSTEE USE ONLY -- How to complete Section 6 (Stock Registration) when buying stock using a self-directed retirement account: Registration should be completed to reflect your firm's registration requirements for any subsequent mailings, including stock certificates. For example, on the first line you would indicate the name of the firm followed by "TRUSTEE" or "CUSTODIAN". On the second line, indicate the name of the beneficial owner, for example: "FBO JOHN SMITH IRA". You may also indicate the owner's account number or other identifying information. Indicate the address and name of the department at your firm to which mailings should be directed. Also indicate the Tax ID Number under which your firm's IRAs are reported.

         BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY: Information provided with respect to stock to be held in a fiduciary capacity must include:

         - The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.


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         -     The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, etc.

         - A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation may be required to register your stock.

         - The date of the document governing the relationship, except that the date of a trust created by a will need not be included.

         - The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John P. Doe, Trustee Under Agreement Dated 10-1-87 for Susan A. Doe.

(6) STOCK REGISTRATION -- Clearly print the name(s) and address in which you want the stock certificate registered and mailed. The first number listed will be identified with the stock certificate for tax purposes. Listing a phone number is important. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED. CONTACT THE STOCK INFORMATION CENTER IF YOU NEED ADDITIONAL FORMS. Note: Purchase limitations apply to aggregate orders - See Section 1, above.

(7) NASD AFFILIATION -- If applicable, check the box.

(8) ACKNOWLEDGMENT AND SIGNATURE -- Please review this Form before signing. Stock Order Forms submitted without a signature will not be accepted. Only one signature is required. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney ("POA"), submit a copy of the POA agreement.

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IF VIA U.S. POSTAL SERVICE, PLEASE ADDRESS DELIVERIES TO THE FOLLOWING ADDRESS:
(Note: You may use the return envelope provided.)


                              JPMorgan Chase Trust
                              Church Street Station
                                  P.O. Box 6126
                             New York, NY 10249-6126
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IF VIA OVERNIGHT DELIVERY, PLEASE ADDRESS TO:
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                                 JP Morgan Chase
                                  Image Lockbox
                                  PO Box 006126
                      4 Chase Metrotech Ctr. - 7th Fl. East
                               Brooklyn, NY 11245
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         QUESTIONS? Call the Stock Information Center at 1-877- LF-OFFER
      [1-877-536-3337], Mon. - Fri., 9:00 a.m. to 9:00 p.m., Central time.